UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 29, 2002

TUT SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25291	94-2958543
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5964 W. Las Positas Blvd. Pleasanton, California 94588
(Address of principal executive offices) (Zip Code)

(925) 460-3900
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On October 28, 2002, Tut Systems, Inc. issued a press release announcing that it had signed a definitive agreement with Tektronix, Inc. to acquire VideoTele.com, a subsidiary of Tektronix, Inc.

A copy of the definitive agreement dated as of October 28, 2002, by and among Tut Systems, Inc., Tiger Acquisition Corporation, Tektronix, Inc. and VideoTele.com, Inc. is attached hereto as Exhibit 2.1 and the press release dated October 28, 2002, is attached hereto as Exhibit 99.1. Such Exhibits are incorporated by reference into this Item 5 and the foregoing description is qualified in its entirety by reference to such Exhibits.

Exhibit	Description

2.1
Agreement and Plan of Merger dated as of October 28, 2002, by and among Tut Systems, Inc., a Delaware corporation, Tiger Acquisition Corp., an Oregon corporation, Tektronix, Inc., an Oregon corporation and VideoTele.com, Inc., an Oregon corporation.

99.1	Press release of Tut Systems, Inc. issued on October 28, 2002.

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the above exhibits have been omitted. The Registrant agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ SALVATORE D’AURIA
Salvatore D’Auria, Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary

October 29, 2002

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INDEX TO EXHIBITS

Exhibit	Description

2.1
Agreement and Plan of Merger, dated as of October 28, 2002, by and among Tut Systems, Inc., a Delaware corporation, Tiger Acquisition Corporation, an Oregon corporation, Tektronix, Inc., an Oregon corporation and VideoTele.com, Inc., an Oregon corporation.

99.1	Press release of Tut Systems, Inc. issued on October 28, 2002.

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the above exhibits have been omitted. The Registrant agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

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